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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) February 19, 2002
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                               HMI INDUSTRIES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

             Delaware               2-30905               36-1202810
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(State or Other Jurisdiction of  (Commission     (I.R.S. Employer Incorporation
Organization)                    File Number)    or  Identification No)


                              6000 Lombardo Center
                                    Suite 500
                             Seven Hills, Ohio 44131
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              (Address of Principal Executive Offices and Zip Code)

                                 (216) 986-8008
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events
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                  HMI Industries Inc. (the "Company"), entered into an agreement with Kirk W. Foley, dated February 14, 2002, in settlement of certain proposals made by Mr. Foley in a Schedule 13D filed with the Securities and Exchange Commission on October 19, 2001, as amended. Under the terms of the settlement, the Company has restructured its Board of Directors by reducing the size of the Board from nine to six directors and providing for annual elections of all directors. The six directors consist of the five continuing directors: James R. Malone, Chairman, Thomas Davidson, John Pryor, Murray Walker and Ivan Winfield. The Company's Board of Directors has elected Mr. Foley to fill the sixth director seat. The six directors will serve until the stockholders' meeting in April or May of 2002 and at that meeting will be nominated for re-election for a term expiring at the 2003 stockholders' meeting. In conjunction with the reduction in Board size, four of the Company's original nine directors have resigned from the Board. The resigning directors are Carl H. Young, III, Robert
J. Abrahams, John S. Meany, Jr. and Barry L. Needler. A copy of the settlement agreement with Mr. Foley is attached hereto as Exhibit 1.

         On February 18, 2002, the Company also issued a press release announcing the settlement terms with Mr. Foley. The press release is attached hereto as Exhibit 2.

Exhibit No.       Exhibit

1                 Agreement dated February 14, 2002 between HMI Industries Inc.
                  and Kirk W. Foley.

2                 Press Release issued by HMI Industries Inc. on February 18,
                  2002.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HMI Industries Inc.
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                                        (Registrant)


Date:  February 19, 2002       By:/s/  John A. Pryor
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                               Name:  John A. Pryor
                               Title: President and Chief Operating Officer